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                                                                       EXHIBIT C

                    LISTING OF GENCORP INC. SUBSIDIARIES(1)

                                                                      STATE OR        PERCENTAGE
                                                                   JURISDICTION OF    OF VOTING
                                                                    INCORPORATION     OWNERSHIP
                                                                   ---------------    ----------
Aerojet-General Corporation......................................  Ohio                  100.

  Aerojet Ordnance Tennessee, Inc................................  Tennessee             100.

Genco Insurance Limited..........................................  Bermuda               100.

GenCorp Canada Inc...............................................  Canada                100.

GenCorp Export Corporation.......................................  Virgin Islands        100.

GenCorp Investment Management, Inc...............................  Ohio                  100.

GenCorp Overseas Inc.............................................  Ohio                  100.

GenCorp Polymer Products S.A.R.L.................................  France                100.

HENNIGES Elastomer- und Kuntstofftechnik GmbH & Co. KG...........  Germany               100.

Penn Europe GmbH.................................................  Germany               100.

Penn International Inc...........................................  Ohio                  100.

Penn Nominal Holdings Inc........................................  Ohio                  100.

Penn Racquet Sports Co. (Ireland)................................  Ireland               100.

RKO General, Inc.................................................  Delaware              100.

RKO Hotel Group, Inc.............................................  Delaware              100.

GKK Automotive Co., Ltd..........................................  Ohio                   60.

GT Automotive Co., Ltd...........................................  Ohio                   60.

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(1) GenCorp Inc. conducts business using the names GenCorp, GenCorp Automotive and GenCorp Polymer Products.